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                                                                     Exhibit 5.2

                     [LETTERHEAD OF NUR MACROPRINTERS LTD.]






                                December 18, 2000

NUR Macroprinters Ltd.
5 David Navon Street
Magsimim
Israel

            Re:  NUR MACROPRINTERS LTD. - REGISTRATION STATEMENT ON FORM F-3
                 -----------------------------------------------------------

Dear Sirs:

            I have acted as general counsel to NUR Macroprinters Ltd., an Israeli company (the "Corporation"), in connection with the preparation and filing under the United States Securities Act of 1933, as amended, of a registration statement on Form F-3 (the "Registration Statement") with the Securities and Exchange Commission, relating to the registration of:

            Up to 666,667 Ordinary Shares, par value NIS 1.0 each, of the Corporation, comprising part of the existing issued share capital of the Corporation, which are to be sold by Jasbir Limited, as detailed in the Registration Statement (the "Jasbir Limited Shares").

            As such general counsel, I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates and other statements of the Corporation's officers and other representatives, and other documents as I have deemed necessary as a basis for this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. I have, when relevant facts material to my opinion were not independently established by me, relied, to the extent I deemed such reliance proper, upon written or oral statements of officers and other representatives of the Corporation.

            In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

            Based upon and subject to the foregoing, I am of the opinion that:

            The Jasbir Limited Shares have been duly and validly authorized and are validly issued, fully paid and non-assessable.

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            I consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement and to the references to our name under the headings "Legal Matters" in the Registration Statement.

                                          Very truly yours,


                                          /s/ Neta Bloch
                                          -----------------------------
                                              Neta Bloch


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